Exhibit 99.3

MARATHON OIL CORPORATION

2003 INCENTIVE COMPENSATION PLAN

PERFORMANCE UNIT AWARD AGREEMENT

2005-2007 PERFORMANCE CYCLE

Pursuant to this Award Agreement and the Marathon Oil Corporation 2003 Incentive Compensation Plan (the “Plan”), MARATHON OIL CORPORATION (the “Corporation”) hereby grants to [NAME] (the “Participant”), an employee of the Corporation or an Affiliate, on May 25, 2005, [NUMBER] performance units (“Performance Units”), conditioned upon the Corporation’s TSR Percentile Ranking for the 2005-2007 Performance Cycle.  The Performance Units are subject to the following terms and conditions:

1.                                      Relationship to the Plan; Definitions.

This grant of Performance Units is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, that have been adopted by the Committee. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant also include the heirs or other legal representatives of the Participant. For purposes of this Award Agreement:

“2005-2007 Performance Cycle” means the period from January 1, 2005 to December 31, 2007.

“Beginning Stock Price” means the average of the daily closing price of the Corporation’s Common Stock for each trading day of the calendar month preceding the commencement of the 2005-2007 Performance Cycle.

“Cumulative Dividends” means the sum of (i) all cash dividends and (ii) the Fair Market Value of all Common Stock dividends as of the payment date for such Common Stock dividends paid on a share of Common Stock during the 2005-2007 Performance Cycle.  The Participant shall not be entitled to receive any dividend payments in conjunction with this award of Performance Units.

“Employment” means employment with the Corporation or any of its Affiliates.  For purposes of this Award Agreement, Employment shall also include any period of time during which the Participant is on Disability status.

“End Stock Price” means the average of the daily closing price of the Corporation’s Common Stock for each trading day of the calendar month ending on the last day of the 2005-2007 Performance Cycle.

“Payout Percentage” means the percentage (between 0% and 200%) determined by the Committee in accordance with the procedures set forth in Paragraph 2, which shall be used to determine the value of each Performance Unit.

“Payout Value” means, for each Performance Unit, the product of the Payout Percentage and $1.00.

“Peer Group” means the companies that are members of the AMEX Oil Index as of the last business day of the 2005-2007 Performance Cycle, or such other group of companies as selected by the Committee at its discretion.

“Total Shareholder Return” or “TSR” means the number derived using the following formula:

(End Stock Price – Beginning Stock Price) + Cumulative Dividends

   Beginning Stock Price.

“TSR Percentile Ranking” means the relative ranking of the Corporation’s Total Shareholder Return for the 2005-2007 Performance Cycle as compared to the Total Shareholder Return of the Peer Group companies during the 2005-2007 Performance Cycle, expressed as a percentile ranking.

2.                                      Determination of Payout Percentage.  As soon as practical following the close of the 2005-2007 Performance Cycle, the Committee shall determine the TSR Percentile Ranking.  Thereafter, the Committee shall determine the Payout Percentage as follows:

(a)                                  If the TSR Percentile Ranking is below the 25th percentile, the Payout Percentage shall be zero.

(b)                                 If the TSR Percentile Ranking is at or above the 25th percentile, the Payout Percentage shall be equal to the TSR Percentile Ranking multiplied by 2.

(c)                                  Notwithstanding anything herein to the contrary, the Committee has sole and absolute authority and discretion to reduce the Payout Percentage as it may deem appropriate.

3.                                      Vesting of Performance Units.  Unless the Participant’s right to the Performance Units is previously forfeited or vested in accordance with Paragraphs 4, 5 or 6, following the Committee’s determinations pursuant to Paragraph 2, the Participant shall vest in and be entitled to receive a cash payment equal to the product of (i) the number of Performance Units granted hereunder and (ii) the Payout Value.  Such cash payment shall be made as soon as administratively feasible following the Committee’s determination under Paragraph 2.  If, in accordance with the Committee’s determination under Paragraph 2, the Payout Value is zero, the Participant shall immediately forfeit any and all rights to the Performance Units.  Upon the vesting and/or forfeiture of the Performance Units pursuant to this Paragraph 3 and the making of the related cash payment, if any, the rights of the Participant and the obligations of the Corporation under this Award Agreement shall be satisfied in full.

4.                                      Termination of Employment.  If Participant’s Employment is terminated prior to the close of the 2005-2007 Performance Cycle for any reason other than death, the Participant’s right to the Performance Units shall be forfeited in its entirety as of such termination, and the rights of the Participant and the obligations of the Corporation under this Award Agreement shall be terminated.

5.                                      Termination of Employment due to Death.  If Participant’s Employment is terminated by reason of death prior to the close of the 2005-2007 Performance Cycle, the Participant’s right to receive the Performance Units shall vest in full as of the date of death and the Payout Percentage shall be 100%.  As soon as administratively feasible thereafter, a cash payment shall be made in accordance with Paragraph 3.  Such vesting shall satisfy the rights of the Participant and the obligations of the Corporation under this Award Agreement in full.

6.                                     Vesting Upon a Change of Control.  Notwithstanding anything herein to the contrary, upon the occurrence of a Change in Control prior to the end of the 2005-2007 Performance Cycle, the Participant’s right to receive the Performance Units, unless previously forfeited pursuant to Paragraph 4, shall vest in full and the Payout Percentage shall be 100%.  As soon as administratively feasible thereafter, a cash payment shall be made in accordance with Paragraph 3.  Such vesting shall satisfy the rights of the Participant and the obligations of the Corporation under this Award Agreement in full.

7.                                      Taxes.  Pursuant to Section 14 of the Plan, the Corporation or its designated representative shall have the right to withhold applicable taxes from the cash otherwise payable to the Participant, or from other compensation payable to the Participant, at the time of the vesting and delivery of such cash payment.

8.                                      No Shareholder Rights.  The Participant shall in no way be entitled to any of the rights of a shareholder as a result of this Award Agreement.

9.                                      Nonassignability.  Upon the Participant’s death, the Performance Units may be transferred by will or by the laws governing the descent and distribution of the Participant’s estate.  Otherwise, the Participant may not sell, transfer, assign, pledge or otherwise encumber any portion of the Performance Units, and any attempt to sell, transfer, assign, pledge, or encumber any portion of the Performance Units shall have no effect.

10.                               No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Corporation or any Affiliate thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

11.                               Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Corporation, provided that no modification may, without the consent of the Participant, adversely affect the rights of the Participant hereunder.

Marathon Oil Corporation

By:
Authorized Officer